EXHIBIT 23.1


                         CONSENT OF GRANT THORNTON LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Emrise Corporation

We have issued our report dated March 11, 2005, except for Note 17, as to which the date is March 18, 2005, accompanying the consolidated financial statements included in the Annual Report of Emrise Corporation on Form 10-K for the year ended December 31, 2004. We hereby consent to the use of said report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/S/ GRANT THORNTON LLP
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Los Angeles, California
May 27, 2005